                                                    EXHIBIT 5



                                                    [VERIZON LOGO]

WILLIAM P. BARR
Executive Vice President and General Counsel


                                                    VERIZON COMMUNICATIONS INC.
                                                    1095 Avenue of the Americas
                                                    New York, New York 10036

                                                    Phone 212.395.1689
                                                    Fax 212.597.2587


January   17, 2001


Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York 10036


      Re:  Verizon Communications Inc. Registration Statement
           on Form S-8 under the Securities Act of 1933
           ----------------------------------------------------

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Verizon Communications Inc., a Delaware corporation (the "Company), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 750,000 shares of Common Stock, par value $.10 per share, of the Company to be offered and sold from time to time under the Verizon Stock Compensation Plan for Outside Directors (the "Plan").

     I or members of my staff have reviewed the Registration Statement, the Company's Certificate of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing, I am of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. All necessary corporate action on the part of the Company's Board of Directors with respect to the issuance and sale of Shares to be purchased directly from the Company has been taken, and any Shares to be purchased directly from the Company will be legally issued, fully paid and nonassessable when such Shares shall have been issued and sold for the consideration contemplated in the Plan.

          3. Any Shares to be purchased on the open market will be validly issued, fully paid and nonassessable.


     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                              Very truly yours,


                                              /s/ W. P. Barr
                                              ------------------------------
                                              William P. Barr
                                              Executive Vice President and
                                              General Counsel